EXHIBIT A

FUNDS                                                                        EFFECTIVE DATE
-----                                                                        --------------
First Trust STOXX(R) European Select Dividend Index Fund                       08/30/2007
First Trust FTSE EPRA/NAREIT Developed Markets Real Estate Index Fund          08/30/2007
First Trust Dow Jones Global Select Dividend Index Fund                        11/20/2007
First Trust ISE Global Wind Energy Index Fund                                  06/18/2008
First Trust ISE Global Engineering and Construction Index Fund                 10/15/2008
First Trust NASDAQ(R) Clean Edge(R) Smart Grid Infrastructure Index Fund       11/16/2009
First Trust ISE Global Copper Index Fund                                       03/08/2010
First Trust ISE Global Platinum Index Fund                                     03/08/2010
First Trust BICK Index Fund                                                    04/01/2010
First Trust NASDAQ CEA Smartphone Index Fund                                   02/15/2011
First Trust NASDAQ(R) Global Auto Index Fund                                   05/06/2011
First Trust ISE Cloud Computing Index Fund                                     07/07/2011
First Trust International IPO ETF                                              10/10/2014
First Trust NASDAQ CEA Cybersecurity ETF                                       07/02/2015
First Trust ZyFin India Quality and Governance ETF                             10/03/2016